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Exhibit 99.1

AGREEMENT

                 Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

February 14, 2003		VENROCK ASSOCIATES

	By:	/s/ Anthony B. Evnin

Anthony B. Evnin
General Partner

February 14, 2003		VENROCK ASSOCIATES II, L.P.

	By:	/s/ Anthony B. Evnin

Anthony B. Evnin
General Partner

February 14, 2003 GENERAL PARTNERS

/s/ Peter O. Crisp

Peter O. Crisp

/s/ Anthony B. Evnin

Anthony B. Evnin

/s/ David R. Hathaway

David R. Hathaway

/s/ Patrick F. Latterell

Patrick F. Latterell

/s/ Ted H. McCourtney

Ted H. McCourtney

/s/ Ray A. Rothrock

Ray A. Rothrock

/s/ Kimberley A. Rummelsburg

Kimberley A. Rummelsburg

/s/ Anthony Sun

Anthony Sun